UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2015

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2015, Zebra Technologies Corporation (“Zebra”) and Motorola Solutions, Inc. (“MSI”) entered into an Amendment No. 4 (the “Amendment”) to the Master Acquisition Agreement, dated April 14, 2014 (the “Master Acquisition Agreement”). As previously disclosed, the Master Acquisition Agreement governs the acquisition (the “Acquisition”) by Zebra of the Enterprise Business of MSI. The Acquisition closed on October 27, 2014. The Amendment amended the terms of the Master Acquisition Agreement to, among other things, revise the timeline for the post-closing cash purchase price adjustment process and the post-closing working capital adjustment process. The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Amendment No. 4 to Master Acquisition Agreement, dated February 9, 2015, by and between Zebra Technologies Corporation and Motorola Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

	By:	/s/ Jim Kaput
Date: February 13, 2015		Name:	Jim Kaput
		Title:	SVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment No. 4 to Master Acquisition Agreement, dated February 9, 2015, by and between Zebra Technologies Corporation and Motorola Solutions, Inc.

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